Exhibit 1.1

Execution Copy
J. C. PENNEY CORPORATION, INC.

$400,000,000 5.65% Senior Notes due 2020

OF WHICH
J. C. PENNEY COMPANY, INC.
IS CO-OBLIGOR
___________________

UNDERWRITING AGREEMENT

May 18, 2010

Barclays Capital Inc.
Banc of America Securities LLC
J.P. Morgan Securities Inc.
Wells Fargo Securities, LLC,
As Representatives Of The Several
Underwriters named in Schedule A attached hereto,

c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York  10019

Ladies and Gentlemen:

ARTICLE I. Introductory.  J. C. PENNEY CORPORATION, INC., a Delaware corporation (the “Company”) and J. C. PENNEY COMPANY, INC., a Delaware company (the “Co-Obligor”), propose to issue and sell the debt securities described in Schedule B hereto (the “Notes”).  The Notes will be issued under an Indenture, dated as of April 1, 1994, between the Company and U.S. Bank National Association (formerly First Trust of California, National Association), Successor Trustee to Bank of America National Trust and Savings Association (the “Trustee”) as amended and supplemented by that First Supplemental Indenture dated January 27, 2002 among the Company, the Co-Obligor and the Trustee and as further amended and supplemented by that Second Supplemental Indenture dated July 26, 2002 among the Company, the Co-Obligor and the Trustee, and as may be amended or supplemented from time to time (the “Indenture”).  The several Underwriters set forth in Schedule A are hereinafter referred to as “Notes Underwriters”.

ARTICLE II. Representations and Warranties of the Company.  The Company and the Co-Obligor jointly and severally represent and warrant to, and agree with the several Notes Underwriters that:

Section 2.01. An “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act of 1933, as amended (“Securities Act”)) on Form S-3 covering the Notes (i) has been prepared by the Company and the Co-Obligor in conformity with the requirements of the Securities Act and the rules and regulations (the “Rules and

Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act not earlier than the date that is three years prior to the Closing Date (as defined in Article III hereof); and (iii) is effective under the Securities Act.  Copies of such registration statement and any amendment thereto have been delivered by the Company and the Co-Obligor to the Representatives.  As used in this Agreement:

“Applicable Time” means 1:00 p.m. (New York City time) on the date of this Agreement;

“Effective Date” means any date as of which any part of the Registration Statement or any post-effective amendment thereto relating to the Notes became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations (including pursuant to Rule 430B of the Rules and Regulations);

“Final Term Sheet” means the term sheet prepared pursuant to Section 4.01 of the Agreement and substantially in the form attached hereto as Schedule B;

“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company and the Co-Obligor or used or referred to by the Company and the Co-Obligor in connection with the offering of the Notes, including the Final Term Sheet;

“Preliminary Prospectus” means any preliminary prospectus relating to the Notes included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Notes;

“Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company or the Co-Obligor on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations;

“Prospectus” means the final prospectus relating to the Notes, including the Base Prospectus and the final prospectus supplement thereto relating to the Notes, as hereafter filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

“Registration Statement” means, collectively, the various parts of the above-referenced registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus and the Prospectus and all exhibits to such Registration Statement.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be.  Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof).  Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company and the Co-Obligor on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.  To the knowledge of the Company and the Co-Obligor, the Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.  To the knowledge of the Company and the Co-Obligor, the Commission has not notified the Company or the Co-Obligor of any objection to the use of the form of the Registration Statement.

Section 2.02. The Co-Obligor has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405 of the Rules and Regulations) eligible to use Form S-3 for the offering of the Notes, including not having been an “ineligible issuer” (as defined in Rule 405) at any such time or date.

Section 2.03. The Registration Statement conformed in all material respects on the Effective Date and the date hereof to the requirements of the Securities Act, the Trust Indenture Act of 1939 (“Trust Indenture Act”), and the Rules and Regulations, and, as of its Effective Date, the Registration Statement did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to (i) statements in or omissions from any such documents based upon written information furnished to the Company and/or the Co-Obligor by a Notes Underwriter for use therein, or (ii) statements or omissions in the part of the Registration Statement which constitutes the Statement of Eligibility and Qualification under the Trust Indenture Act (Form T-1) of the Trustee.  The Preliminary Prospectus conformed in all material respects when filed with the Commission pursuant to Rule 424(b), to the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations and the Preliminary Prospectus does not, as of its date include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company and/or the Co-Obligor by a Notes Underwriter for use therein.

Section 2.04. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company and/or the Co-Obligor by a Notes Underwriter for use therein.

Section 2.05. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 2.06. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company and the Co-Obligor have complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations.  Neither the Company nor the Co-Obligor have made any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.  Any Issuer Free Writing Prospectus, the use of which has been consented to by the Representatives, is listed on Schedule C hereto.  The Company and the Co-Obligor have retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

ARTICLE III. Purchase, Sale and Delivery of Notes.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Co-Obligor jointly and severally agree to sell to the Notes Underwriters, and the Notes Underwriters agree, severally and not jointly, to purchase from the Company and the Co-Obligor, at the purchase price set forth in Schedule B hereto, the respective principal amounts of Notes set forth in Schedule A hereto.

The Company will deliver the Notes to the Notes Underwriters, in the form of one or more permanent global Notes in definitive form (the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC.  Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus.  Payment for the Notes shall be made by the Notes Underwriters by wire transfer to an account previously designated to Barclays Capital Inc. (“Barclays”) by the Company at a bank acceptable to Barclays or by official bank check or checks in federal reserve (same day) funds drawn to the order of the Company, at the office of the Company, 6501 Legacy Drive, Plano, Texas 75024-3698, at 9:00 A.M., Dallas, Texas time, on May 24, 2010 or at such other time not later than seven full business days thereafter as you and the Company determine, such time being herein referred to as the “Closing Date”.  The Global Securities in definitive form shall be made available to the Notes Underwriters for inspection not later than 24 hours prior to the Closing Date.

ARTICLE IV. Covenants of the Company and the Notes Underwriters.

(a)           The Company and the Co-Obligor jointly and severally covenant and agree with the several Notes Underwriters that:

Section 4.01. The Company and the Co-Obligor agree: to prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Closing Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to prepare the Final Term Sheet, substantially in the form of Schedule B hereto and approved by the Representatives and file the Final Term Sheet pursuant to Rule 433(d) of the Rules and Regulations within the time period prescribed by such Rule; to advise the Representatives promptly after it receives notice thereof, of the issuance by the Commission of any stop order or any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or suspending the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceedings for any such purpose, of receipt by the Company or the Co-Obligor from the Commission of any notice of objection to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal; and to file promptly all reports and any definitive proxy or information statements required to be filed by the Company and the Co-Obligor with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes (or would be required but for Rule 172 of the Rules and Regulations).

Section 4.02. Not later than 90 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Co-Obligor during which the Closing Date occurs, the Co-Obligor will make generally available to security holders an earnings statement covering such 12-month period which will satisfy the provisions of Section 11(a) of the Securities Act.

Section 4.03. The Company and the Co-Obligor will furnish to the Notes Underwriters copies of the Registration Statement (one of which, to be delivered to counsel for the Notes Underwriters, will be signed and include all exhibits), each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus relating to the Notes, each Issuer Free Writing Prospectus and any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required (or would be required but for Rule 172 of the Rules and Regulations) at any time after the date hereof in connection with the offering or sale of the Securities or any other securities relating thereto and if at any such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Pricing Disclosure Package or Prospectus that will correct such statement or omission or effect such compliance.

Section 4.04. Neither the Company nor the Co-Obligor shall make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.

Section 4.05. The Company and the Co-Obligor shall retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

Section 4.06. The Company and the Co-Obligor will use their reasonable best efforts to arrange for the qualification of the Notes for sale, and the determination of their eligibility for investment, under the laws of such jurisdictions as the Notes Underwriters reasonably designate and will diligently endeavor to continue such qualifications in effect so long as required for the distribution of the Notes; provided, however, that the Company and the Co-Obligor shall not be required to register or qualify, or to maintain qualification, as a foreign corporation nor, except as to matters and transactions relating to the offer or sale of the Notes, consent to service of process generally in any state.

Section 4.07. The Company and the Co-Obligor will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Notes for sale under the laws of such jurisdictions as the Representatives reasonably designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Notes, and for reasonable expenses incurred in distributing any Preliminary Prospectuses, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto to the Notes Underwriters.

Section 4.08. The Company and the Co-Obligor will pay the required Commission filing fees relating to the Notes within the time period required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations.

Section 4.09. So long as any of the Notes are outstanding, the Company and the Co-Obligor will furnish to the Notes Underwriters (i) as soon as practicable after the end of each fiscal year, a copy of the Co-Obligor’s annual report to stockholders for such year, (ii) as soon as available, a copy of each report or definitive proxy statement of the Co-Obligor filed with the Commission under the Exchange Act or mailed to stockholders, and (iii) from time to time, such other information concerning the Company and the Co-Obligor as the Notes Underwriters may reasonably request.

(b)           Each Notes Underwriter severally covenants and agrees with the Company and the Co-Obligor that such Notes Underwriter shall not include any “issuer information” (as defined in Rule 433 of the Rules and Regulations) in any Issuer Free Writing Prospectus (as defined in Rule 405 of the Rules and Regulations) used or referred to by such Underwriter without the prior written consent of the Company and the Co-Obligor (any such issuer information with respect to whose use the Company and the Co-Obligor has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company and the Co-Obligor with the Commission prior to the use of such Issuer Free Writing Prospectus and (ii) “issuer information,” as  used in this Section 4(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

ARTICLE V. Conditions of Obligations of the Notes Underwriters.  The obligations of the Notes Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties on the part of the Company and the Co-Obligor herein, to the accuracy of the statements of officers of the Company and the Co-Obligor made pursuant to the provisions hereof, to the performance by the Company and the Co-Obligor of its obligations hereunder and to the following additional conditions precedent:

Section 5.01. The Notes Underwriters shall have received a letter of KPMG LLP dated the date hereof, in form and substance satisfactory to them, with respect to the financial statements and certain financial information contained in or incorporated by reference into the most recent Preliminary Prospectus.  Such letter shall be in substantially the form, and contain substantially the information, as those letters heretofore furnished by KPMG LLP in connection with other underwritten offerings by the Company and the Co-Obligor.

Section 5.02. The Prospectus shall have been timely filed with the Commission in accordance with Section 4.01; the Company and the Co-Obligor shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Commission shall not have notified the Company or the Co-Obligor of any objection to the use of the form of the Registration Statement.

Section 5.03. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (A) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Co-Obligor and its subsidiaries (including the Company), taken as a whole which, in the judgment of the Representatives materially impairs the investment quality of the Notes; (B) any downgrading in the rating of any debt securities of the Company or the Co-Obligor by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company or the Co-Obligor (other than an announcement with positive implications of a possible upgrading and no implication of a possible downgrading, of such rating); (C) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company or the Co-Obligor on any exchange or in the over-the-counter market; (D) any banking moratorium declared by U.S. Federal or New York authorities; (E) any major disruption of settlements of securities or clearance services in the United States; or (F) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Representatives the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Notes.

Section 5.04. The Notes Underwriters shall have received an opinion of Janet Dhillon, General Counsel of the Company and the Co-Obligor, dated the Closing Date, to the effect that:

(a) The Company and the Co-Obligor have been duly incorporated and are validly existing as corporations in good standing under the laws of the State of Delaware, with corporate power and authority to own their respective properties and conduct their business as described in the Prospectus; and the Company and the Co-Obligor are duly qualified to do business as foreign corporations in good standing in all other jurisdictions in which they own or lease substantial properties or in which the conduct of their respective business requires such qualification;

(b) The Indenture has been duly authorized, executed and delivered and has been duly qualified under the Trust Indenture Act; the Notes have been duly authorized, executed, authenticated, issued and delivered and conform in all material respects to the description thereof contained in the Preliminary Prospectus, Prospectus or Registration Statement; and the Indenture and the Notes constitute valid and legally binding obligations of the Company and the Co-Obligor, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(c) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Notes by the Company and the Co-Obligor, except such as have been obtained and made under the Securities Act and the Trust Indenture Act and such as may be required under state securities laws;

(d) The execution, delivery and performance of the Indenture and this Agreement and the issuance and sale of the Notes and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company, the Co-Obligor or any of their properties or any agreement or instrument to which the Company or the Co-Obligor is a party or by which either of them is bound or to which any of the property of the Company or the Co-Obligor is subject, or the charter or bylaws of the Company or the Co-Obligor, and the Company and the Co-Obligor have full power and authority to authorize, issue and sell the Notes as contemplated by this Agreement;

(e) The Registration Statement became effective under the Securities Act as of the date it was filed with the Commission, and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein.  To the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending under the Securities Act.  The Registration Statement and the Prospectus as of the date of this Agreement, comply as to form in all material respects with the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations; there has not been disclosed to such counsel any information giving her reason to believe either that (A) the Registration Statement, as of the latest Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that (B) the Prospectus, as of its date and as of such Closing Date contained or contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that (C) the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus; and

(f) This Agreement has been duly authorized, executed and delivered by the Company and the Co-Obligor.

Section 5.05. The Notes Underwriters shall have received from Dewey & LeBoeuf LLP, counsel for the Notes Underwriters, such opinion or opinions, dated the Closing Date, with respect to such of the matters stated in paragraph (d) hereof and other related matters as the Notes Underwriters may reasonably require, and the Company and the Co-Obligor shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

Section 5.06. The Notes Underwriters shall have received a certificate of the Chairman of the Board and Chief Executive Officer or any Vice President and a principal financial or accounting officer of the Company and the Co-Obligor, dated the Closing Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company and the Co-Obligor in this Agreement are true and correct, that the Company and the Co-Obligor have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and that, subsequent to the date of the most recent financial statements in the most recent Preliminary Prospectus, there has been no material adverse change in the financial position or results of operations of the Co-Obligor and its subsidiaries (including the Company), taken as a whole, except as set forth or contemplated in the most recent Preliminary Prospectus or the Prospectus.  Further, such officers have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (i) (A) the Registration Statement, as of the Effective Date, (B) the Prospectus, as of its date and on the applicable Closing Date, or (C) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made not misleading, and (ii) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

Section 5.07. The Notes Underwriters shall have received a letter, dated such Closing Date, of KPMG LLP which meets the requirements of Section 5.01 of this Agreement, except that the specified date referred to in Section 5.01 will be a date not more than three days prior to such Closing Date for the purposes of this section.

Section 5.08. On or prior to the Closing Date, the Notes shall have been approved for listing, subject to official notice of issuance, on The New York Stock Exchange.

The Company and the Co-Obligor will furnish the Notes Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Notes Underwriters reasonably request.

ARTICLE VI. Indemnification.

Section 6.01. The Company and the Co-Obligor will jointly and severally indemnify and hold harmless each Notes Underwriter and each person, if any, who controls any Notes Underwriter within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which such Notes Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) used or referred to by any Notes Underwriter, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Company and the Co-Obligor will reimburse each Notes Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Notes Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Co-Obligor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made (A) in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, in reliance upon and in conformity with written information furnished to the Company and/or the Co-Obligor by any Notes Underwriter through the Representatives for use therein, or (B) in that part of each Registration Statement constituting the Statement of Eligibility and Qualification under the Trust Indenture Act (Form T-1) of the Trustee.  This indemnity agreement will be in addition to any liability which the Company and the Co-Obligor may otherwise have.

Section 6.02. Each Notes Underwriter, severally and not jointly, will indemnify and hold harmless the Company, the Co-Obligor, each of their respective directors, each of their respective officers who have signed the Registration Statement and each person, if any, who controls the Company or the Co-Obligor within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which the Company or the Co-Obligor or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Notes Underwriter furnished to the Company and the Co-Obligor through the Representatives by or on behalf of that Notes Underwriter specifically for inclusion therein.  Each Notes Underwriter will reimburse any legal or other expenses reasonably incurred by the Company and/or the Co-Obligor or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Notes Underwriter may otherwise have.

Section 6.03. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section.  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there has been a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

Section 6.04. If recovery is not available under the foregoing indemnification provisions of this Section, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution for liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act.  In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Notes (taking into account the portion of the proceeds of the offering realized by each), the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances.  The Company and the Co-Obligor on the one hand and the Notes Underwriters on the other agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Notes Underwriters were treated as one entity for such purpose).  No Notes Underwriter or any person controlling such Notes Underwriter shall be obligated to make contribution hereunder which in the aggregate exceeds the total public offering price of the Notes purchased by such Notes Underwriter under this Agreement, less the aggregate amount of any damages which such Notes Underwriter and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim.  The Notes Underwriters’ obligations to contribute are several in proportion to their respective underwriting obligations and not joint.

ARTICLE VII. Default of Notes Underwriters.  If any Notes Underwriter or Notes Underwriters default in their obligations to purchase Notes hereunder and the aggregate principal amount of the Notes which such defaulting Notes Underwriter or Notes Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Notes, the Representatives may make arrangements satisfactory to the Company and the Co-Obligor for the purchase of such Notes by other persons, including any of the Notes Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Notes Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Notes which such defaulting Notes Underwriters agreed but failed to purchase.  If any Notes Underwriter or Notes Underwriters so default and the aggregate principal amount of Notes with respect to which such default or defaults occur is more than 10% of the total principal amount of the Notes and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes by other persons are not made within 36 hours after such default, this

Agreement will terminate without liability on the part of any non-defaulting Notes Underwriter or the Company and the Co-Obligor, except as provided in Article VIII hereof.  As used in this Agreement, the term “Notes Underwriter” includes any person substituted for a Notes Underwriter under this Section.  Nothing herein will relieve a defaulting Notes Underwriter from liability for its default.

ARTICLE VIII. Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties, and other statements of the Company, the Co-Obligor and of the Notes Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Notes Underwriter or the Company or the Co-Obligor or any of their respective officers or respective directors or any controlling person, and will survive delivery of and payment for the Notes.  If this Agreement is terminated pursuant to Article VII hereof or if for any reason the purchase of the Notes by the Notes Underwriters pursuant to this Agreement is not consummated, the Company and the Co-Obligor shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Article IV hereof and the respective obligations of the Company and the Co-Obligor and the Notes Underwriters pursuant to Article VI hereof shall remain in effect.  If for any reason, the purchase of the Notes by the Notes Underwriters is not consummated other than because of the termination of this Agreement pursuant to Article VII or the occurrence of any event specified in clause (C), (D), (E) or (F) of Section 5.03, the Company and the Co-Obligor will reimburse the Notes Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) incurred by them in connection with the offering of the Notes.

ARTICLE IX. Research Analyst Independence.  The Company and the Co-Obligor acknowledge that the Notes Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Notes Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the Co-Obligor and/or the offering that differ from the views of their respective investment banking divisions.  The Company and the Co-Obligor hereby waive and release, to the fullest extent permitted by law, any claims that either the Company or the Co-Obligor may have against the Notes Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Co-Obligor by such Notes Underwriters’ investment banking divisions.  The Company and the Co-Obligor acknowledge that each of the Notes Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company or the Co-Obligor.

ARTICLE X. No Fiduciary Duty.  The Company and the Co-Obligor acknowledge and agree that in connection with this offering, sale of the Notes or any other services the Notes Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Notes Underwriters: (i) no fiduciary or agency relationship between the Company, the Co-Obligor and any other person, on the one hand, and the Notes Underwriters, on the other, exists; (ii) the Notes Underwriters are not acting as advisors, expert or otherwise, to the Company or the Co-Obligor, including, without limitation, with respect to the determination of the public offering price of the Notes, and such relationship between the Company or the Co-Obligor, on the one hand, and the Notes Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Notes Underwriters may have to the Company and the Co-Obligor shall be limited to those duties and obligations specifically stated herein; and (iv) the Notes Underwriters and their respective affiliates may have interests that differ from those of the Company and the Co-Obligor.  The Company and the Co-Obligor hereby waive any claims that either the Company or the Co-Obligor may have against the Notes Underwriters with respect to any breach of fiduciary duty in connection with this offering.

ARTICLE XI. Notices.  All communications hereunder will be in writing and if sent to the Notes Underwriters will be mailed, delivered or telegraphed and confirmed c/o Barclays Capital Inc., 745 Seventh Avenue, New York, NY  10019, Attn:  Debt Capital Markets, Consumer Retail Group (with a copy to the General Counsel at the same address) and if sent to the Company or the Co-Obligor will be similarly sent, if by mail, to P.O. Box 10001, Dallas, Texas 75301-0001 and if sent otherwise, to 6501 Legacy Drive, Plano, Texas 75024-3698, Attention of the General Counsel.

ARTICLE XII. Successors.  This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Article VI hereof, and no other person will have any right or obligation hereunder.

ARTICLE XIII. Representation of Notes Underwriters.  Barclays Capital Inc., Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC, as Representatives, will act for the several Notes Underwriters in connection with the offering of the Notes, and any action under this Agreement taken by the Notes Underwriters jointly or by any Representative will be binding upon all the Notes Underwriters.

ARTICLE XIV. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

ARTICLE XV. Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Company, the Co-Obligor and the several Notes Underwriters in accordance with its terms.

Very truly yours,

J. C. Penney Company, Inc.

By:   /s/ R. B. Cavanaugh
Name: R. B. Cavanaugh
Title: Executive Vice President
and Chief Financial Officer

J. C. Penney Corporation, Inc.

By:   /s/ R. B. Cavanaugh
Name:  R. B. Cavanaugh
Title:  Executive Vice President
and Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Barclays Capital Inc.
Banc of America Securities LLC
J.P. Morgan Securities Inc.
Wells Fargo Securities, llc

By Barclays Capital Inc.

By:   /s/ Barbara Mariniello
Barbara Mariniello
Managing Director

Acting on behalf of itself and as representative of the several Notes Underwriters.

SCHEDULE A

Underwriter	Principal Amount of 5.65% Senior Notes due 2020 Purchased
Barclays Capital Inc.	$228,570,000
Banc of America Securities LLC	$45,714,000
J.P. Morgan Securities Inc.	$45,714,000
Wells Fargo Securities, LLC	$45,714,000
BNY Mellon Capital Markets, LLC	$8,572,000
HSBC Securities (USA) Inc.	$8,572,000
US Bancorp Investments, Inc.	$8,572,000
The Williams Capital Group, L.P.	$8,572,000

Total	$400,000,000

A-1

SCHEDULE B

PRICING TERM SHEET

J. C. PENNEY CORPORATION, INC.

$400,000,000 5.65% Senior Notes due 2020

OF WHICH
J. C. PENNEY COMPANY, INC.
IS CO-OBLIGOR

Issuer:	J. C. Penney Corporation, Inc.
Co-obligor:	J. C. Penney Company, Inc.
Title of Securities:	5.65% Senior Notes due 2020
Aggregate Principal Amount:	$400,000,000
Initial Public Offering Price:	99.719% of principal amount
Proceeds to Company:	97.969%; $391,876,000
Maturity:	June 1, 2020
Denominations:	$1,000
Coupon (interest rate):	5.65%
Benchmark Treasury:	U.S. Treasury due May 15, 2020
Spread to Benchmark Treasury:	+225 basis points (2.25%)
Benchmark Treasury Price and Yield:	100-17; 3.437%
Yield to Maturity:	5.687%
Interest Payment Dates:	June 1 and December 1 of each year commencing on December 1, 2010
Change of Control:
Upon the occurrence of a Change of Control Triggering Event the Issuer is required to make an offer to purchase the notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to the date of repurchase

B-1

Legal Format:	SEC Registered
Trade Date:	May 18, 2010
Settlement Date:	T+4; May 24, 2010
Book-Running Managers:	Barclays Capital Inc. Banc of America Securities LLC J.P. Morgan Securities Inc. Wells Fargo Securities, LLC
Co-Managers:	BNY Mellon Capital Markets, LLC HSBC Securities (USA) Inc. U.S. Bancorp Investments, Inc. The Williams Capital Group, L.P.
CUSIP:	708130AD1
Ratings:	Ba1 / BB+ / BBB-

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering.  Before you invest, you should read the prospectus for this offering in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the prospectus from Barclays Capital Inc. by calling 1 888-603-5847.

B-2

SCHEDULE C

LIST OF ISSUER FREE WRITING PROSPECTUSES

Bloomberg Electronic Road Show, dated May 18, 2010

Pricing Term Sheet

C-1